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                                                                     EXHIBIT 5.1

                         [Ronald R. Randall Letterhead]


October 24, 1996


Camco International Inc.
7030 Ardmore
Houston, Texas 77054

Ladies and Gentlemen:

             I have acted as General Counsel to Camco International Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 300,000 shares of the Company's common stock, $.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Camco 1996 Savings Related Share Option Scheme (the "1996 Plan").

             I have examined or considered originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation of the Company, the By-laws of the Company, as amended, the 1996 Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as I have deemed necessary or appropriate for the expression of the opinions contained herein. I have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

             I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

             Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the 1996 Plan, will be duly and validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                        Sincerely,


                                        /s/ RONALD R. RANDALL
                                        Ronald R. Randall
                                        Vice President, General Counsel
                                        and Secretary